EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Select Market.  The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
5/10/20111	Purchase	$6.9321	35500
5/11/20112	Purchase	6.7793	20299
5/12/20113	Purchase	6.9954	44223
5/13/2011	Purchase	7.0000	30593
5/16/20114	Purchase	6.8319	26589
5/17/20115	Purchase	6.6083	23878
5/18/20116	Purchase	6.8099	9959
5/19/2011	Purchase	6.8500	700
5/20/20117	Purchase	6.8552	14709
5/23/20118	Purchase	6.7698	12241
5/24/20119	Purchase	6.8026	16848
5/25/201110	Purchase	6.9893	7599
5/26/2011	Purchase	7.0000	3075
5/27/201111	Purchase	6.9854	25500
5/31/2011	Purchase	7.0000	6079
6/1/201112	Purchase	6.9705	17269
6/2/201113	Purchase	6.9404	9668

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1 This transaction was executed in multiple trades at prices ranging from $6.58 - 7.00.
2 This transaction was executed in multiple trades at prices ranging from $6.75 - 6.86.
3 This transaction was executed in multiple trades at prices ranging from $6.87 - 7.00.
4 This transaction was executed in multiple trades at prices ranging from $6.69 - 6.90.
5 This transaction was executed in multiple trades at prices ranging from $6.57 - 6.63.
6 This transaction was executed in multiple trades at prices ranging from $6.73 -6.85.
7 This transaction was executed in multiple trades at prices ranging from $6.81 - 6.88.
8 This transaction was executed in multiple trades at prices ranging from $6.75 - 6.82.
9 This transaction was executed in multiple trades at prices ranging from $6.80 - 6.81.
10 This transaction was executed in multiple trades at prices ranging from $6.92 - 7.00.
11 This transaction was executed in multiple trades at prices ranging from $6.95 - 7.00.
12 This transaction was executed in multiple trades at prices ranging from $6.92 - 7.00.
13 This transaction was executed in multiple trades at prices ranging from $6.92 - 6.95.

Date	Type	Price	Shares
6/3/201114	Purchase	$6.9862	22610
6/6/201115	Purchase	6.9251	9167
6/7/201116	Purchase	6.9159	9960
6/8/201117	Purchase	6.6642	25190
6/9/201118	Purchase	6.6756	31891
6/10/201119	Purchase	6.5026	14307
6/13/201120	Purchase	6.4504	27817
6/14/201121	Purchase	6.4092	27926
6/15/201122	Purchase	6.2862	22325
6/16/201123	Purchase	6.2034	27309
6/17/201124	Purchase	6.4591	51000
6/20/201125	Purchase	6.4264	15000
6/21/201126	Purchase	6.6148	6940
6/22/201127	Purchase	6.6689	10000
6/23/201128	Purchase	6.4927	1500
6/24/201129	Purchase	6.7659	6900
6/29/201130	Purchase	6.9988	4144
7/6/2011	Purchase	7.0000	15400

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14 This transaction was executed in multiple trades at prices ranging from $6.97 - 7.00.
15 This transaction was executed in multiple trades at prices ranging from $6.90 - 6.93.
16 This transaction was executed in multiple trades at prices ranging from $6.88 - 6.95.
17 This transaction was executed in multiple trades at prices ranging from $6.59 - 6.80.
18 This transaction was executed in multiple trades at prices ranging from $6.65 - 6.71.
19 This transaction was executed in multiple trades at prices ranging from $6.41 - 6.58.
20 This transaction was executed in multiple trades at prices ranging from $6.44 - 6.46.
21 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.50.
22 This transaction was executed in multiple trades at prices ranging from $6.25 - 6.30.
23 This transaction was executed in multiple trades at prices ranging from $6.18 - 6.33.
24 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.50.
25 This transaction was executed in multiple trades at prices ranging from $6.30 - 6.50.
26 This transaction was executed in multiple trades at prices ranging from $6.57 - 6.66.
27 This transaction was executed in multiple trades at prices ranging from $6.61 - 6.70.
28 This transaction was executed in multiple trades at prices ranging from $6.46 - 6.58.
29 This transaction was executed in multiple trades at prices ranging from $6.71 - 6.82.
30 This transaction was executed in multiple trades at prices ranging from $6.99 - 7.00.